Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS ANNOUNCES EXPANSION OF STOCK REPURCHASE PROGRAM TO $250M AND INITIATION OF A QUARTERLY CASH DIVIDEND

•	Authorization to repurchase up to $250 million in common stock
•	Repurchase a minimum of $100 million in 2018
•	$50 million in an Accelerated Share Repurchase (ASR) Program
•	Initiation of a quarterly cash dividend of $0.15 per share

SCOTTSDALE, AZ, March 7, 2018 – Benchmark Electronics, Inc. (NYSE: BHE) today announced that its Board of Directors has approved an expanded stock repurchase program granting the company authority to repurchase up to $250 million in common stock. Of this authorization, the company plans to repurchase a minimum of $100 million in common stock during 2018. Benchmark intends to repurchase $50 million of the $100 million through an Accelerated Share Repurchase (“ASR”) program with Goldman Sachs & Co. LLC.

Under the terms of the ASR executed today, Benchmark’s outstanding common stock will be reduced by approximately 1.6 million shares, including approximately 1.3 million shares at the onset of the transaction. The ASR transaction structure includes a market price adjustment at the conclusion, based generally on the volume-weighted average trading price of Benchmark’s shares during the ASR transaction less a discount, which may require a settlement by or to Benchmark.

The Board of Directors has also authorized the initiation of a quarterly dividend of $0.15 per share with the first payment on April 11, 2018, to shareholders of record at the close of business on March 29, 2018.

Additionally, Benchmark has a $230 million Credit Facility that matures in November 2020. To further enhance its strong capital structure, Benchmark is considering opportunities to both lower the cost and lengthen the maturity of its debt structure, as well as to reduce overall leverage with existing cash.

“Benchmark’s management team and board of directors firmly believe in the long-term growth prospects of the company and remain committed to a balanced approach to capital allocation”, said Paul Tufano, CEO and President. “Given our strong cash position and recent tax reform, we believe we have the financial strength and liquidity to invest in future organic and inorganic growth, while returning value to shareholders through a combination of share repurchases and the return of cash through quarterly dividends.”

About Benchmark Electronics, Inc.

Benchmark provides worldwide integrated electronics manufacturing services (EMS), engineering and design services, and precision machining services to original equipment manufacturers in the following industries: industrial controls, aerospace and defense, telecommunications, computers and related products for business enterprises, medical devices, and test and instrumentation. Benchmark’s global operations include facilities in eight countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “project,” “expect,” “estimate,” “plan,” “anticipate,” “predict,” “goals,” “targeting” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. The Company’s forward-looking statements include, among other things, statements regarding future business strategies, initiatives or expectations. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally. If one or more of these risks or uncertainties materializes or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Readers are advised to consult further disclosures on these risks and uncertainties, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date hereof, and the Company assumes no obligation to update them.

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